Exhibit 10.12

SUBJECT TO REVISION IN ACCORDANCE WITH THE PLAN

GREEKTOWN HOLDINGS, L.L.C. LITIGATION TRUST AGREEMENT

          THIS GREEKTOWN LITIGATION TRUST AGREEMENT (the “Litigation Trust Agreement”), dated as of _________, 2010, by and between (i) Greektown Holdings, L.L.C., a Michigan limited liability company, Greektown Casino, L.L.C., a Michigan limited liability company, Contract Builders Corporation, a Michigan corporation, Greektown Holdings II, Inc., a Michigan corporation, Realty Equity Company, Inc., a Michigan corporation, and Trappers GC Partner, LLC, a Michigan limited liability company (collectively, hereafter referred to as either the “Debtors”), each a debtor in possession in the Chapter 11 Cases (as defined below), (ii) [INSERT NAME], as trustee for the liquidating trust established pursuant to the Plan and this Litigation Trust Agreement (the “Litigation Trustee”), and (iii) [INSERT NAMES], as members of the Trust Governing Board appointed pursuant to the Plan (as defined below) and this Trust Agreement (the “Trust Governing Board”), is executed to facilitate the implementation of the Second Amended Joint Plans of Reorganization for the Debtors Proposed by Noteholder Plan Proponents Including Official Committee of Unsecured Creditors and Indenture Trustee dated December 7, 2009 (as the same may be amended, modified or supplemented from time to time in accordance with the terms and provisions thereof, the “Plan”) that provides for the establishment of the Litigation Trust created hereby (the “Litigation Trust”).

W I T N E S S E T H

          WHEREAS, on May 29, 2008 (the “Commencement Date”), the Debtors each commenced a voluntary case in the United States Bankruptcy Court for the Eastern District of Michigan, Southern Division (the “Bankruptcy Court”) under the Bankruptcy Reform Act of 1978, as amended and codified in title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”) which are being jointly administered with one another under Case No. 08-53111 (the “Chapter 11 Cases”);

          WHEREAS, the Noteholder Plan Proponents filed the Plan on November 20, 2009;

          WHEREAS, the Bankruptcy Court entered the Confirmation Order confirming the Plan on ________, 2010, and the Plan became effective on ________, 2010 (the “Effective Date”);

          WHEREAS, the Plan provides for, among other things, the transfer of the Litigation Trust Assets to the Litigation Trust created hereby, and the distribution of funds held by the Litigation Trustee as provided for herein in accordance with the Litigation Distribution Schedule;

          WHEREAS, the Litigation Trust is created on behalf of, and for the sole benefit of, the Holders of Allowed General Unsecured Claims and Allowed Bond Claims, whether allowed prior to, on or after the Effective Date and such other beneficiaries described in the Litigation Distribution Schedule (collectively, the “Litigation Trust Beneficiaries”);

          WHEREAS, the Litigation Trustee was duly appointed as a representative of the estates pursuant to section 1123(a)(5), (a)(7), and (b)(3)(B) of the Bankruptcy Code; and

          WHEREAS, the Litigation Trust is established and intended to be treated (i) as a “liquidating trust” pursuant to Treasury Regulation section 301.7701-4 for the sole purpose of

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liquidating and distributing the Litigation Trust Assets (as defined below) for the benefit of the Litigation Trust Beneficiaries with no objective to continue or engage in the conduct of any trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Litigation Trust; and (ii) as a grantor trust pursuant to subchapter J, subpart E of the Internal Revenue Code of 1986, as amended (the “Tax Code”), owned by the Litigation Trust Beneficiaries as grantors;

          NOW, THEREFORE, in consideration for the promises and the mutual covenants and agreements contained herein and in the Plan, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

          1.1 Definitions. For all purposes of this Litigation Trust Agreement, capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Plan, and shall be subject to the rules of usage set forth in the Plan. Unless otherwise specified, Article, Section and Paragraph references herein are to Articles, Sections and Paragraphs of this Litigation Trust Agreement.

ARTICLE II
ESTABLISHMENT OF THE LITIGATION TRUST

          2.1 Establishment of Litigation Trust and Appointment of Litigation Trustee.

                    (a) Pursuant to the Plan, the Debtors and the Litigation Trustee hereby establish a trust which shall be known as the “Greektown Litigation Trust” on behalf of and for the benefit of the Litigation Trust Beneficiaries. The Litigation Trustee is hereby authorized to file with any governmental authority any documents necessary to establish the Litigation Trust.

                    (b) The Litigation Trustee is hereby appointed as trustee of the Litigation Trust effective as of the Effective Date of the Plan (the “Effective Date”) and agrees to accept and hold the assets of the Litigation Trust in trust for the Litigation Trust Beneficiaries subject to the terms of the Plan and this Litigation Trust Agreement. The Litigation Trustee and each successor trustee serving from time to time hereunder shall have all the rights, powers and duties set forth herein.

                    (c) Any action by the Litigation Trustee and/or the Trust Governing Board which affects the interest of more than one Litigation Trust Beneficiary shall, if made in good faith, be binding and conclusive on all Litigation Trust Beneficiaries, even if such beneficiaries have different or conflicting interests and no Person shall have recourse against the Litigation Trustee or the Trust Governing Board with respect to any such action.

          2.2 Transfer of Assets and Rights to the Litigation Trust. Pursuant to the Plan and Section 8.2 of the Litigation Trust Agreement, as of the Effective Date the Debtors shall irrevocably and absolutely transfer, assign, convey and deliver to the Litigation Trustee all of their rights, title and interest in and to the Litigation Trust Assets free and clear of any lien, claim, encumbrance, or interest in such property of any other person or entity (except as

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provided herein) in trust to and for the benefit of the Litigation Trust Beneficiaries for the uses and purposes stated herein and in the Plan.

          2.3 Funding of the Litigation Trust.

                    (a) On the Effective Date, Reorganized Casino shall make a loan to the Litigation Trust in cash in the amount of $375,000 to be loaned, with recourse to the Litigation Trust Assets only, to fund the fees, expenses, and costs of the Litigation Trust (the “Litigation Trust Loan”). The Litigation Trust Loan shall be evidenced by a note payable by the Litigation Trust to Reorganized Casino, the form of which is included in the Plan Supplement. In the event of any inconsistency between the terms of the Plan and the terms of such documentation, the terms of such documentation shall control.

                    (b) The Litigation Trust Loan shall accrue simple interest at the rate of 8% annually. The Litigation Trust Loan and accrued interest on that loan shall be paid in accordance with the Litigation Distribution Schedule.

                    (c) Any failure or inability of the Litigation Trust to obtain funding will not affect the enforceability of the Litigation Trust.

          2.4 Title to the Litigation Trust Assets. The transfer of the Litigation Trust Assets to the Litigation Trust shall be made by the Debtors for the sole benefit and on behalf of the Litigation Trust Beneficiaries. Upon transfer to the Litigation Trust of the Litigation Trust Assets, the Litigation Trustee shall succeed to all of the Debtors’ right, title and interest in and to the Litigation Trust Assets, and the Debtors will have no further interest or rights in or with respect to the Litigation Trust Assets. The transfer of the Litigation Trust Assets to the Litigation Trust, shall be exempt from any stamp, real estate transfer, mortgage reporting, recording, transfer, sales, use or other similar tax, and shall be free and clear of any liens, claims and encumbrances, and no other entity, including the Debtors or Reorganized Greektown (other than Reorganized Casino with respect to the Litigation Trust Loan), shall have any interest, legal, beneficial, or otherwise, in the Litigation Trust or the Litigation Trust Assets upon their assignment and transfer to the Litigation Trust (other than as provided herein or in the Plan); provided, however, that such assets shall be transferred to the Litigation Trust subject only to the obligation of the Litigation Trust to make distributions under the Litigation Distribution Schedule.

          2.5 Nature and Purpose of the Litigation Trust.

                    (a) Purpose. The Litigation Trust is organized and established as a trust pursuant to which the Litigation Trustee, subject to the terms and conditions contained herein and in the Plan, is to (i) hold the assets of the Litigation Trust and dispose of the same in accordance with this Litigation Trust Agreement and the Plan in accordance with Treasury Regulation section 301.7701-4(d), and (ii) oversee and direct the expeditious but orderly liquidation and distribution of the assets of the Litigation Trust. The primary purpose of the Litigation Trust is to liquidate and distribute the assets transferred to the Litigation Trust with no objective to continue or engage in the conduct of a trade or business except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Litigation Trust.

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                    (b) Relationship. This Litigation Trust Agreement is intended to create a trust and a trust relationship and to be governed and construed in all respects as a trust. The Litigation Trust is not intended to be, and shall not be deemed to be or treated as, a general partnership, limited partnership, joint venture, corporation, joint stock company or association, nor shall the Litigation Trustee, the Trust Governing Board (or any of its Directors), and the Litigation Trust Beneficiaries, or any of them, for any purpose be, or be deemed to be or treated in any way whatsoever to be, liable or responsible hereunder as partners or joint venturers. The relationship of the Litigation Trust Beneficiaries to the Litigation Trustee and the Trust Governing Board shall be solely that of beneficiaries of a trust and shall not be deemed a principal or agency relationship, and their rights shall be limited to those conferred upon them by this Litigation Trust Agreement.

          2.6 Cooperation of the Debtors and Reorganized Greektown. The Debtors and Reorganized Greektown, upon reasonable notice, shall provide information, to the extent the Debtors or Reorganized Greektown have such information, to the Litigation Trustee sufficient to enable the Litigation Trustee to perform its duties hereunder. The Debtors and Reorganized Greektown shall cooperate with the Litigation Trustee in the administration of the Litigation Trust, including, without limitation, in providing documentation, witness testimony, and other evidence in support of the prosecution of the Unsettled Bond Avoidance Action Claims. The Debtors and Reorganized Greektown shall from time to time and when reasonably requested by the Litigation Trustee execute and deliver or cause to be executed and delivered all such documents (in recordable form where necessary or appropriate) and the Debtors and Reorganized Greektown shall take or cause to be taken such further action as the Litigation Trustee may reasonably deem necessary or appropriate to vest or perfect in or confirm to the Litigation Trustee title to and possession of the Litigation Trust Assets.

          2.7 Appointment as Representative. Pursuant to section 1123(b)(3) of the Bankruptcy Code, the Creditor’s Committee, with the consent of the other Noteholder Plan Proponents, appointed the Litigation Trustee as the duly appointed representative of the estates, and, as such, the Litigation Trust.

          2.8 Relationship to, and Incorporation of, the Plan. The principal purpose of this Litigation Trust Agreement is to aid in the implementation of the Plan and the Confirmation Order, and therefore this Litigation Trust Agreement incorporates the provisions of the Plan and the Confirmation Order by this reference. To that end, the Litigation Trustee shall have full power and authority to take any action consistent with the purpose and provisions of the Plan, and to seek any orders from the Bankruptcy Court in furtherance of implementation of the Plan and this Litigation Trust Agreement. Notwithstanding section 1.6 of the Plan, if any provisions of this Litigation Trust Agreement are found to be inconsistent with the provisions of the Plan or the Confirmation Order, each such document shall have controlling effect in the following rank order: (i) the Confirmation Order; (ii) this Litigation Trust Agreement; and (iii) the Plan.

ARTICLE III
LITIGATION TRUST INTERESTS

          3.1 Litigation Trust Interests. Beneficial interests in the Litigation Trust will be represented by book entries on the books and records of the Litigation Trust.

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          3.2 Interests Beneficial Only. The ownership of a Litigation Trust Interest shall not entitle any Litigation Trust Beneficiary to any title in or to the assets of the Litigation Trust as such (which title shall be vested in the Litigation Trustee subject to Section 8.2 hereof) or to any right to call for a partition or division of the assets of the Litigation Trust or to require an accounting.

          3.3 Identification of Holders of Litigation Trust Interests. The Litigation Trust will not issue any certificate or certificates to evidence any Litigation Trust Interests. The record holders of Litigation Trust Interests shall be recorded and set forth in a register maintained by the Litigation Trustee expressly for such purpose. Such register shall be updated monthly as General Unsecured Claims become Allowed. All references in this Litigation Trust Agreement to holders of Litigation Trust Interests shall be read to mean holders of record as set forth in the official register maintained by the Litigation Trustee and shall not mean any beneficial owner not recorded on such official registry. The distribution of Litigation Trust Assets to either a holder of Allowed General Unsecured Claims or to a holder of Allowed Bond Claims shall be accomplished as set forth in the Plan.

          3.4 Non-Transferability of Litigation Trust Interests. No transfer, assignment, pledge or hypothecation of any Litigation Trust Interests, either in whole or in part, shall be permitted except with respect to a transfer by will or under the laws of descent and distribution. Any transfer permitted under this Section 3.4 will not be effective until and unless the Litigation Trustee receives written notice of such transfer.

          3.5 Exemption from Registration. The parties hereto intend that the rights of the Litigation Trust Beneficiaries arising under this Trust shall not be “securities” under applicable laws, but none of the parties hereto represent or warrant that such rights shall not be securities or shall be entitled to exemption from registration under applicable securities laws. If such rights constitute securities, the parties hereto intend for the exemption from registration provided by Section 1145 of the Bankruptcy Code and under applicable securities laws to apply to their issuance under the Plan.

ARTICLE IV
RIGHTS, POWERS AND DUTIES OF LITIGATION TRUSTEE

          4.1 Role of the Litigation Trustee. In furtherance of and consistent with the purpose of the Litigation Trust and the Plan, subject to the terms and conditions contained herein and in the Plan, the Litigation Trustee shall (i) hold the Litigation Trust Assets for the benefit of the Litigation Trust Beneficiaries and such other beneficiaries as described in the Litigation Distribution Schedule, (ii) make distributions of Litigation Claim Proceeds and other Litigation Trust Assets in accordance with the Litigation Distribution Schedule, and (iii) have the power and authority to resolve any Avoidance Claims and Unsettled Bond Avoidance Action Claims, provided, however, Avoidance Claims other than Unsettled Bond Avoidance Action Claims shall be used solely in the Claims reconciliation process pursuant to Article V of the Plan for Claims reduction, setoff or defensive purposes, provided further, however, the Litigation Trustee cannot settle any Unsettled Bond Avoidance Action Claims unless the Bankruptcy Court enters an order approving such settlement pursuant to Rule 9019 of the Bankruptcy Rules. To the extent that any action has been taken to prosecute or otherwise resolve any Avoidance Claims prior to the

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Effective Date by the Debtors, the Creditors’ Committee, and/or any other party, the Litigation Trustee shall be substituted for the Debtors, the Creditors’ Committee, and/or the other party in connection therewith. The Litigation Trustee shall be responsible for all decisions and duties with respect to the Litigation Trust and the Litigation Trust Assets. In all circumstances, the Litigation Trustee shall act in the best interests of all beneficiaries of the Litigation Trust and in furtherance of the purpose of the Litigation Trust, and shall use commercially reasonable efforts to dispose of the Litigation Trust Assets and to make timely distributions and not unduly prolong the duration of the Litigation Trust. The Litigation Trustee’s powers are exercisable solely in a fiduciary capacity consistent with, and in furtherance of, the purposes of the Litigation Trust and not otherwise, except that the Litigation Trustee may deal with the Litigation Trust Assets for its own account as permitted by Section 5.2 hereof.

          4.2 Retention of Professionals. Subject to obtaining the prior written approval of the Trust Governing Board, the Litigation Trustee may (a) retain such independent experts and advisors (including, but not limited to, counsel, tax advisors, consultants, or other professionals) as the Litigation Trustee deems necessary to aid it in the performance of its duties and responsibilities hereunder and under the Plan and to perform such other functions as may be appropriate in furtherance of the intent and purpose of this Litigation Trust Agreement, and (b) commit the Litigation Trust to provide such professional persons or entities reasonable compensation and reimbursement from the Litigation Trust Assets for services rendered and expenses incurred. The Litigation Trustee will make all reasonable and customary arrangements for payment or reimbursement of such compensation and expenses and will pay the same as Litigation Claims Costs in accordance with the provisions of Sections 4.3 and 4.4 of this Litigation Trust Agreement.

          4.3 Litigation Trust Expenses. The Litigation Trustee may incur any reasonable and necessary expenses in liquidating the Litigation Trust Assets. All fees, expenses, and costs of the Litigation Trust (including interest on the Litigation Trust Loan) shall be paid by the Litigation Trust as Litigation Claims Costs, and Reorganized Greektown shall not be responsible for any fees, expenses and costs of the Litigation Trust.

          4.4 Distributions.

                    (a) As soon as reasonably practicable in the reasonable discretion of the Litigation Trustee (and, in any event, not less often than annually), and subject to the requirements of Revenue Procedure 94-45, the Litigation Trustee shall distribute all Cash on hand (treating as Cash for purposes of this Section 4.4 any permitted investments under Section 4.7 below), except such amounts (i) as would be distributable to a holder of a Disputed General Unsecured Claim against the Debtors (as of the time of such distribution) if such Disputed Claim had been Allowed in the full amount asserted by the holder of such Claim prior to the time of such distribution (but only until such Claim is resolved), which amounts shall be held in the LT Disputed Claims Reserve, and (ii) as are reasonably necessary, in the sole discretion of the Litigation Trustee, to meet contingent liabilities and to maintain the value of the Litigation Trust during liquidation, (iii) to pay reasonable expenses in the sole discretion of the Litigation Trustee (including, but not limited to, any taxes imposed on the Litigation Trust or in respect of the Litigation Trust Assets, including any taxes in respect of LT Disputed Claims Reserve), and (iv) to satisfy other liabilities incurred by the Litigation Trust in accordance with the Plan or this

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Litigation Trust Agreement. The Litigation Trustee shall make all such distributions in accordance with the Litigation Distribution Schedule as follows:

(i) First, to pay Litigation Claims Costs;

(ii) Second, to Reorganized Casino to pay back the Litigation Trust Loan (principal first and then interest);

(iii) Third, 90% of the remaining Litigation Claims Proceeds after payment of (i) and (ii) above to the Holders of the Holdings Litigation Trust Interest;

(iv) Fourth, 10% of the remaining Litigation Claims Proceeds after payment of (i) and (ii) above to the Holders of the Casino Litigation Trust Interest.

                    (b) The Litigation Trust may withhold from amounts distributable to any Person any and all amounts, determined in the Litigation Trustee’s reasonable sole discretion, required by any law, regulation, rule, ruling, directive, or other governmental requirement. Any Litigation Trust Assets which are undistributable in accordance with this Section 4.4(b) as of the termination of the Litigation Trust shall be distributed in accordance with the Litigation Distribution Schedule.

          4.5 Reserve Accounts for Disputed General Unsecured Claims. On and after the Effective Date, the Litigation Trustee shall establish the LT Disputed Claims Reserve, which shall include assets held separately from other assets of the Litigation Trust, subject to an allocable share of all expenses and obligation of the Litigation Trust, on account of Disputed General Unsecured Claims. The LT Disputed Claims Reserve shall consist solely of Cash in an aggregate amount sufficient to pay to each holder of a Disputed General Unsecured Claim the amount that such holder would be entitled to receive from the Litigation Trust under this Litigation Trust Agreement if such Disputed General Unsecured Claim immediately became Allowed in full. The Litigation Trustee shall remove funds from the LT Disputed Claims Reserve as the Disputed General Unsecured Claims are resolved, which funds shall be distributed as provided in Section 4.4(a).

          4.6 Management of Litigation Trust Assets.

                    (a) Except as otherwise provided in this Litigation Trust Agreement, the Plan or the Confirmation Order, and subject to Treasury Regulations governing liquidating trusts and the retained jurisdiction of the Bankruptcy Court as provided for in the Plan, but without prior or further authorization, the Litigation Trustee may, subject to the oversight of the Trust Governing Board, control and exercise authority over the Litigation Trust Assets, over the acquisition, management and disposition thereof and over the management and conduct of the Litigation Trust, in each case, to the extent necessary to enable the Litigation Trustee to fulfill the intents and purposes of this Litigation Trust Agreement. No person dealing with the Litigation Trust will be obligated to inquire into the authority of the Litigation Trustee in connection with the acquisition, management or disposition of the Litigation Trust Assets.

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                    (b) In connection with the management and use of the Litigation Trust Assets and except as otherwise expressly limited in this Litigation Trust Agreement, the Plan or the Confirmation Order, the Litigation Trustee will have, in addition to any powers conferred upon the Litigation Trustee by any other provision of this Litigation Trust Agreement, the power to take any and all actions as, in the Litigation Trustee’s discretion, subject to the oversight of the Trust Governing Board, are necessary or advisable to effectuate the primary purposes of the Litigation Trust, including, without limitation, the power and authority (i) to distribute the Litigation Trust Assets to Litigation Trust Beneficiaries in accordance with the terms of this Litigation Trust Agreement and the Plan, (ii) to pay all expenses of the Litigation Trust, (iii) to sell, convey, transfer, assign, liquidate or abandon the Litigation Trust Assets, or any part thereof or any interest therein, upon such terms and for such consideration as may be commercially reasonable. The Litigation Trustee will not at any time, on behalf of the Litigation Trust or the Litigation Trust Beneficiaries, enter into or engage in any trade or business, and no part of the Litigation Trust Assets will be used or disposed of by the Litigation Trustee in furtherance of any trade or business.

                    (c) Upon obtaining the written consent of the Trust Governing Board, to the extent necessary, all decisions and actions taken by the Litigation Trustee under the authority of this Litigation Trust Agreement will be binding upon all of the Litigation Trust Beneficiaries and the Litigation Trust.

          4.7 Investment of Cash. The Litigation Trustee may invest any Cash (including any earnings thereon or proceeds therefrom) as permitted by section 345 of the Bankruptcy Code; provided, however, that the scope of any such investments shall be limited to investments permitted to be made by a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d) or under applicable Internal Revenue Service (“IRS”) guidelines, rulings or other controlling authorities; provided, further, however, that sections 11-2.3, 11-2.3-A and 11-2.4 of the Estates, Powers and Trusts Law of New York shall be inapplicable to the Litigation Trust herein.

          4.8 Additional Powers of the Litigation Trustee. In addition to any and all of the powers enumerated above, and except as otherwise provided in this Litigation Trust Agreement, the Plan or the Confirmation Order, and subject to the Treasury Regulations and other IRS guidelines or rulings governing liquidating trusts and the retained jurisdiction of the Bankruptcy Court as provided for in the Plan, the Litigation Trustee, in consultation with and at the direction of the Trust Governing Board, shall be empowered to:

                    (a) except as provided in the Plan, file, initiate, analyze, investigate, compromise and settle all Avoidance Claims that are Litigation Trust Assets;

                    (b) commence and/or pursue any and all actions involving Litigation Trust Assets that could arise or be asserted at any time, unless otherwise waived or relinquished in the Plan;

                    (c) hold legal title to any and all rights of the holders of the Litigation Trust Interests in or arising from the Litigation Trust Assets, including, but not limited to, the right to collect any and all money and other property belonging to the Litigation Trust;

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                    (d) perform the duties, exercise the powers, and assert the rights of a Trustee under sections 704 and 1106 of the Bankruptcy Code with respect to the Litigation Trust Assets, including assert claims, defenses, offsets, and privileges;

                    (e) protect and enforce the rights of the Litigation Trust to the Litigation Trust Assets by any method deemed appropriate including, without limitation, by judicial proceedings or pursuant to any applicable bankruptcy, insolvency, moratorium, or similar law and general principles of equity;

                    (f) determine and satisfy any and all liabilities created, incurred or assumed by the Litigation Trust;

                    (g) assert or waive any privilege or defense on behalf of the Litigation Trust;

                    (h) make all payments relating to the Litigation Trust Assets;

                    (i) obtain insurance coverage with respect to the liabilities and obligations of the Litigation Trust under this Litigation Trust Agreement (in the form of an errors and omissions policy or otherwise);

                    (j) file, if necessary, any and all tax and information returns with respect to the Litigation Trust and pay taxes properly payable by the Litigation Trust, if any;

                    (k) request any appropriate tax determination with respect to the Litigation Trust, including, without limitation, a determination pursuant to section 505 of the Bankruptcy Code;

                    (l) retain and reasonably compensate for services rendered and expenses incurred an accounting firm or financial consulting firm to perform such reviews and/or audits of the financial books and records of the Litigation Trust as may be appropriate in the Litigation Trustee’s discretion and to prepare and file any tax returns or informational returns for the Litigation Trust as may be required, as well as pay all reasonable fees, costs and expenses of any other individuals or professionals which may be incurred by the Litigation Trust in connection with this Litigation Trust Agreement including any amendments or modifications thereto;

                    (m) take or refrain from taking any and all actions the Litigation Trustee reasonably deems necessary for the continuation, protection, and maximization of the Litigation Trust Assets consistent with the purposes hereof;

                    (n) take all steps and execute all instruments and documents necessary to effectuate the Litigation Trust;

                    (o) take all actions necessary to comply with the Plan and this Litigation Trust Agreement and the obligations thereunder and hereunder;

                    (p) exercise such other powers as may be vested in the Litigation Trustee pursuant to an order of the Bankruptcy Court or this Litigation Trust Agreement, or as deemed

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by the Trust Governing Board to be necessary and proper to carry out the obligations of the Litigation Trust; and

                    (q) open and maintain bank accounts and deposit funds, draw checks and make disbursements in accordance with the Plan and this Litigation Trust Agreement.

          4.9 Limitations on Power and Authority of the Litigation Trustee. Notwithstanding anything in this Trust Agreement to the contrary, the Litigation Trustee will not have the authority to do any of the following:

                    (a) take any action in contravention of this Litigation Trust Agreement, the Plan or the Confirmation Order;

                    (b) take any action which would make it impossible to carry on the activities of the Litigation Trust;

                    (c) possess property of the Litigation Trust or assign the Litigation Trust’s rights in specific property for other than Litigation Trust purposes.

                    (d) engage in any trade or business;

                    (e) permit the Litigation Trust to receive or retain Cash in excess of a reasonable amount necessary to meet claims and contingent liabilities or to maintain the value of its assets during liquidation;

                    (f) take any action which unreasonably prolongs the liquidation of the Litigation Trust or is utilized to further the control or profitable operation of a going business on a permanent continuing business, or otherwise engage in any investments or activities inconsistent with the treatment of the Litigation Trust as a liquidating trust within the meaning of Treasury Regulation section 301.7701-4(d); or

                     (g) hold stock (in either vote or value) of any entity that is treated as a corporation for federal income tax purposes, or have any interest in an entity that is treated as a partnership for federal income tax purposes.

          4.10 Books and Records. The Litigation Trustee shall maintain in respect of the Litigation Trust and the holders of Litigation Trust Interests books and records relating to the Litigation Trust Assets and income of the Litigation Trust and the payment of, expenses of, and liabilities of claims against or assumed by the Litigation Trust in such detail and for such period of time as may be necessary to enable it to make full and proper accounting in respect thereof. Such books and records shall be maintained as reasonably necessary to facilitate compliance with the tax reporting requirements of the Litigation Trust. Nothing in this Litigation Trust Agreement requires the Litigation Trustee to file any accounting or seek approval of any court with respect to the administration of the Litigation Trust, or as a condition for managing any payment or distribution out of the Litigation Trust Assets. Holders of the Litigation Trust Interests and their duly authorized representatives shall have the right upon thirty (30) days’ prior written notice delivered to the Litigation Trust to inspect such books and records (including financial statements), subject to the Litigation Trustee’s right to deny access in a reasonable

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effort to preserve privileged or confidential information or protect litigation or other strategies and provided that, if so requested by the Litigation Trustee, such holder shall have entered into a confidentiality agreement satisfactory in form and substance to the Litigation Trustee.

          4.11 Reports

                    (a) Securities Reports. Under section 1145 of the Bankruptcy Code, the issuance of Litigation Trust Interests under the Plan shall be exempt from registration under the Securities Act of 1933, as amended, and applicable state and local laws requiring registration of securities. If the Litigation Trustee determines, with the advice of counsel, that the Litigation Trustee is required to comply with the registration and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Investment Company Act of 1940, as amended, then the Litigation Trustee shall take any and all actions to comply with such reporting requirements and file periodic reports with the Securities and Exchange Commission.

                    (b) Financial and Status Reports. On the anniversary date of the Effective Date, and as soon as practicable upon termination of the Litigation Trust, the Litigation Trustee shall make available upon request to each holder of Litigation Trust Interests appearing on his/her records as of the end of such period or such date of termination a written report including: (i) financial statements of the Litigation Trust for such period, and, if the end of a calendar year, a report (which may be prepared by an independent certified public accountant employed by the Litigation Trustee) reflecting the result of such agreed upon procedures relating to the financial accounting administration of the Litigation Trust as proposed by the Litigation Trustee; (ii) a description of any action taken by the Litigation Trustee in the performance of his duties which materially affects the Litigation Trust and of which notice has not previously been given to the holders of Litigation Trust Interests; (iv) the status of the claims and causes of action assigned to the Litigation Trust; and (v) a description of the progress of converting Litigation Trust Assets to Cash and making distributions to holders of Litigation Trust Interests and any other material information relating to the Litigation Trust Assets and the administration of the Litigation Trust. The Litigation Trustee may post any such report on a web site maintained by the Litigation Trustee or electronically file it with the Bankruptcy Court in lieu of actual notice to holders of Litigation Trust Interests (unless otherwise required by law).

                    (c) Annual Plan and Budget. If instructed by the Trust Governing Board, the Litigation Trustee shall prepare and submit to the Trust Governing Board for approval an annual plan and budget prior to the commencement of each fiscal year of the Litigation Trust, provided, however, that the first such report shall be submitted no later than sixty (60) days after the Effective Date. Such annual plan and budget shall set forth in reasonable detail: (i) the Litigation Trustee’s anticipated actions to administer and liquidate the Litigation Trust Assets; and (ii) the anticipated expenses, including professional fees, associated with conducting the affairs of the Litigation Trust. Such annual plan and budget shall be updated and submitted to the Trust Governing Board for review and approval on a quarterly basis, and each such quarterly update shall reflect the differences between the anticipated actions described in the annual report and actual operations of the Litigation Trustee to date. All actions by the Litigation Trustee must be consistent with the plan and budget, as updated on a quarterly basis.

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          4.12 Communications with Trust Governing Board. To the extent the Litigation Trustee is required to communicate with the Trust Governing Board under this Litigation Trust Agreement, (i) the Litigation Trustee may direct all communications to the Trust Governing Board to the Directors of the Trust Governing Board and to counsel (if such counsel exists) for the Trust Governing Board and (ii) the Litigation Trustee may require that the Trust Governing Board maintain as confidential any confidential or proprietary information concerning the prosecution of the Causes of Action that are Litigation Trust Assets (including counterclaims, if any).

          4.13 Compliance with Laws. Any and all distributions of Litigation Trust Assets and proceeds of borrowings, if any, shall be in compliance with applicable laws, including, but not limited to, applicable federal and state securities laws.

ARTICLE V
THE LITIGATION TRUSTEE

          5.1 Independent Trustee. The Litigation Trustee may not be a Litigation Trust Beneficiary or related or subordinate (within the meaning of section 672(c) of the Tax Code) to any Litigation Trust Beneficiary.

          5.2 Trustee’s Compensation and Reimbursement. The Litigation Trustee shall receive compensation and reimbursement from the Litigation Trust as follows:

                     (a) Compensation. The Litigation Trustee shall receive such compensation from Litigation Trust Assets as set forth on Exhibit __ hereto, which compensation shall be a Litigation Claims Cost.

                    (b) Expenses. In addition, the Litigation Trust will reimburse the Litigation Trustee (out of the proceeds of the Litigation Trust Assets) for all reasonable, out-of-pocket expenses incurred by the Litigation Trustee in connection with the performance of its duties hereunder and under the Plan, which expenses shall be Litigation Claims Costs.

                    (c) Payment. The fees and expenses payable to the Litigation Trustee shall be paid to the Litigation Trustee upon approval of such fees and expenses by the Trust Governing Board without necessity for review or approval by the Bankruptcy Court or any other Person. The Bankruptcy Court shall retain jurisdiction to adjudicate any dispute between the Litigation Trustee and the Trust Governing Board regarding the fees and expenses of the Litigation Trustee.

                    (d) Modification of Compensation Terms. The Trust Governing Board may, with the unanimous consent of each of the Directors of the Trust Governing Board, and without application to or approval by the Bankruptcy Court, subject to the consent of the Litigation Trustee, reasonably modify the Litigation Trustee’s compensation and other terms regarding the retention of the Litigation Trustee. The Bankruptcy Court shall retain jurisdiction to adjudicate any dispute between the Litigation Trustee and the Trust Governing Board regarding the fees and expenses of the Litigation Trustee.

          5.3 Resignation. The Litigation Trustee may resign by giving not less than ninety (90) days’ prior written notice thereof to the Trust Governing Board. Such resignation shall

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become effective on the later to occur of: (i) the day specified in such notice, and (ii) the appointment of a successor by a majority of the Trust Governing Board Directors and the acceptance by such successor of such appointment. If a successor Litigation Trustee is not appointed or does not accept its appointment within ninety (90) days following delivery of notice of resignation, the Litigation Trustee may petition any court of competent jurisdiction for the appointment of a successor Litigation Trustee.

          5.4 Removal.

                    (a) Upon a unanimous determination by the Directors of the Trust Governing Board, the Litigation Trustee may be removed by the Trust Governing Board without any necessity for any showing of Cause (such removal, a “Without Cause Removal”). In addition to Without Cause Removals, a majority of the Directors of the Trust Governing Board may remove the Litigation Trustee for Cause.

                    (b) For purposes of this Section 5.4 and Section 6.7 below, “Cause” shall be defined as: (i) theft or embezzlement or attempted theft or embezzlement of money or tangible or intangible assets or property; (ii) violation of any law (whether foreign or domestic), which results in a felony indictment or similar judicial proceeding; (iii) recklessness, gross negligence, willful misconduct, or knowing violation of law, in the performance of his or her duties; or (iv) failure to perform any of his or her other material duties under this Litigation Trust Agreement.

                    (c) To the extent there is any dispute regarding the removal of the Litigation Trustee (including any dispute relating to any compensation or expense reimbursement due under this Litigation Trust Agreement), the Bankruptcy Court shall retain jurisdiction to consider and adjudicate any such dispute and may remove the Litigation Trustee for Cause. Notwithstanding the foregoing, the Litigation Trustee will continue to serve as a trustee after his removal until the earlier of (a) the time when appointment of a successor Litigation Trustee will become effective in accordance with Section 5.5 of this Litigation Trust Agreement or (b) such date as the Bankruptcy Court otherwise orders.

          5.5 Appointment of Successor Litigation Trustee. In the event of the death (in the case of a Litigation Trustee that is a natural person), dissolution (in the case of a Litigation Trustee that is not a natural person), resignation, incompetency, or removal of the Litigation Trustee, the Trust Governing Board shall designate a successor Litigation Trustee. Such appointment shall specify the date on which such appointment shall be effective. Every successor Litigation Trustee appointed hereunder shall execute, acknowledge, and deliver to the Bankruptcy Court and to the retiring Litigation Trustee an instrument accepting the appointment under this Litigation Trust Agreement and agreeing to be bound thereto, and thereupon the successor Litigation Trustee, without any further act, deed, or conveyance, shall become vested with all rights, powers, trusts, and duties of the retiring Litigation Trustee; provided, however, that a removed or resigning Litigation Trustee shall, nevertheless, when requested in writing by the successor Litigation Trustee, execute and deliver an instrument or instruments conveying and transferring to such successor Litigation Trustee under the Liquidating Trust all the estates, properties, rights, powers, and trusts of such predecessor Litigation Trustee.

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          5.6 Effect of Resignation or Removal. The death, resignation, incompetency or removal of the Litigation Trustee shall not operate to terminate the Litigation Trust created by this Litigation Trust Agreement or to revoke any existing agency created pursuant to the terms of this Litigation Trust Agreement or invalidate any action theretofore taken by the Litigation Trustee or any prior Litigation Trustee. In the event of the resignation or removal of the Litigation Trustee, such Litigation Trustee will promptly (a) execute and deliver such documents, instruments and other writings as may be ordered by the Bankruptcy Court or reasonably requested by the successor Litigation Trustee to effect the termination of such Litigation Trustee’s capacity under this Litigation Trust Agreement, (b) deliver to the Bankruptcy Court or the successor Litigation Trustee all documents, instruments, records and other writings related to the Litigation Trust as may be in the possession of such Litigation Trustee (provided that such Litigation Trustee may retain one copy of such documents for archival purposes) and (c) otherwise assist and cooperate in effecting the assumption of its obligations and functions by such successor Litigation Trustee.

          5.7 Confidentiality. The Litigation Trustee shall, during the period that it/he/she serves as Litigation Trustee under this Litigation Trust Agreement and following the termination of this Litigation Trust Agreement or following its/his/her removal or resignation hereunder, hold strictly confidential and not use for personal gain any material, non-public information of or pertaining to any entity to which any of the Litigation Trust Assets relates or of which it/he/she has become aware in its/his/her capacity as Litigation Trustee, except as otherwise required by law.

ARTICLE VI
TRUST GOVERNING BOARD

          6.1 The Trust Governing Board. On the Effective Date, a governing board of three (3) persons or entities shall commence serving as directors of the Litigation Trust. The Trust Governing Board shall initially consist of three (3) directors (each, a “Director”) selected by the Creditors’ Committee, with the prior consent of the other Noteholder Plan Proponents, as follows:

[LIST TRUST GOVERNING BOARD DIRECTORS];

provided, however, that if the Creditors’ Committee and the other Noteholder Proponents cannot agree on three (3) directors, then the initial Directors will be nominated by the United States Trustee and confirmed by the Bankruptcy Court at the Confirmation Hearing.

          6.2 Authority and Responsibilities. The Trust Governing Board shall have the authority and responsibility to oversee, review, and guide the activities and performance of the Litigation Trustee and shall have the authority to remove the Litigation Trustee in accordance with Section 5.4 hereof. The Trust Governing Board shall also (a) monitor and review the fairness of settlement, abandonment and other disposition proposals proposed to or agreed to by the Litigation Trustee with respect to the Litigation Claims (including any counterclaims), (b) monitor and oversee the administration of the Litigation Trust and the Litigation Trustee’s performance of its responsibilities under this Litigation Trust Agreement and/or the Plan, and (c) perform such other tasks as set forth in this Litigation Trust Agreement and/or in the Plan. In all

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circumstances, except as explicitly provided herein, the Trust Governing Board shall exercise its responsibilities under the Litigation Trust consistent with fiduciary standards. In all circumstances, the Trust Governing Board shall act in the best interests of all beneficiaries of the Litigation Trust and in furtherance of the purpose of the Litigation Trust. The Litigation Trustee shall consult with and provide information to the Trust Governing Board in accordance with and pursuant to the terms of this Litigation Trust Agreement and the Plan.

          6.3 Meetings of the Trust Governing Board. Meetings of the Trust Governing Board are to be held with such frequency and at such place as the Litigation Trustee and the Directors of the Trust Governing Board may determine in their reasonable discretion, but in no event shall such meetings be held less frequently than once every six (6) months. Special meetings of the Trust Governing Board may be held whenever and wherever called for by the Litigation Trustee or any two Directors of the Trust Governing Board. Any action required or permitted to be taken by the Trust Governing Board at a meeting may be taken without a meeting if the action is taken by unanimous written consent of the Trust Governing Board as evidenced by one or more written consents describing the action taken, signed by all Directors of the Trust Governing Board and recorded in the minutes, if any, or other transcript, if any, of proceedings of the Trust Governing Board. Unless the Trust Governing Board decides otherwise (which decision shall rest in the sole discretion of the Trust Governing Board, whether or not such decision is reasonable), the Litigation Trustee and its/his/her designated advisors may attend meetings of the Trust Governing Board.

          6.4 Manner of Acting. Two Directors of the Trust Governing Board shall constitute a quorum for the transaction of business at any meeting of the Trust Governing Board. The affirmative vote of two of the Directors of the Trust Governing Board present at a meeting shall be the act of the Trust Governing Board except as otherwise required by law or as provided in this Litigation Trust Agreement. Any or all of the Directors of the Trust Governing Board may participate in a regular or special meeting by, or conduct the meeting through the use of, conference telephone or similar communications equipment by means of which all persons participating in the meeting may hear each other, in which case any required notice of such meeting may generally describe the arrangements (rather than or in addition to the place) for the holding thereof. Any Director participating in a meeting by this means is deemed to be present in person at the meeting. Voting (including on negative notice) may, if approved by the Directors at a meeting, be conducted by electronic mail or individual communications by the Litigation Trustee and each Director of the Trust Governing Board.

          6.5 Tenure of the Members of the Trust Governing Board. The authority of the Directors of the Trust Governing Board will be effective as of the Effective Date and will remain and continue in full force and effect until the Litigation Trust is terminated in accordance with Article IX hereof. The Directors of the Trust Governing Board will serve until death or resignation pursuant to Section 6.6 below, or removal pursuant to Section 6.7 below.

          6.6 Resignation. A Trust Governing Board Director may resign by giving not less than ninety (90) days’ prior written notice thereof to the Litigation Trustee and the other Trust Governing Board Directors. Such resignation shall become effective on the later to occur of: (i) the day specified in such notice; and (ii) the appointment of a successor in accordance with Section 6.8 below.

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          6.7 Removal. A Director of the Trust Governing Board may be removed by the unanimous vote of the other Directors of the Trust Governing Board, written resolution of which shall be delivered to the removed Trust Governing Board Director; provided, however, that such removal may only be made for Cause.

          6.8 Appointment of a Successor Trust Governing Board Director.

                    (a) In the event of a vacancy on the Trust Governing Board (whether by removal, death, or resignation), a new Director may be appointed to fill such position by the remaining Directors of the Trust Governing Board. The appointment of a successor Director of the Trust Governing Board will be evidenced by the Litigation Trustee’s filing with the Bankruptcy Court of a notice of appointment, which notice will include the name, address, and telephone number of the successor Director of the Trust Governing Board.

                    (b) Immediately upon the appointment of any successor Director of the Trust Governing Board, all rights, powers, duties, authority, and privileges of the predecessor Director of the Trust Governing Board hereunder will be vested in and undertaken by the successor Director of the Trust Governing Board without any further act; and the successor Director of the Trust Governing Board will not be liable personally for any act or omission of the predecessor Director of the Trust Governing Board.

                    (c) Every successor Trust Governing Board Director appointed hereunder shall execute, acknowledge and deliver to the Litigation Trustee and other Trust Governing Board Directors an instrument accepting the appointment under this Litigation Trust Agreement and agreeing to be bound thereto, and thereupon the successor Trust Governing Board Director without any further act, deed, or conveyance, shall become vested with all rights, powers, trusts, and duties of the retiring Trust Governing Board Director.

          6.9 Compensation and Reimbursement of Expenses. The Litigation Trust will reimburse the Directors of the Trust Governing Board for all reasonable, out-of-pocket expenses incurred by the Directors in connection with the performance of each of their duties hereunder. All fees and expenses of Trust Governing Board Directors shall be paid solely from Litigation Trust Assets as Litigation Claims Costs.

ARTICLE VII
LIABILITY AND INDEMNIFICATION

          7.1 No Further Liability. Each of the Litigation Trustee and the Trust Governing Board Directors shall not be liable for any action taken or omitted in good faith and reasonably believed by it/him/her to be authorized within the discretion or rights or powers conferred upon it/him/her in accordance with this Litigation Trust Agreement. In performing its/his/her duties under this Litigation Trust Agreement, each of the Litigation Trustee and the Trust Governing Board Directors shall have no liability for any action taken by the Litigation Trustee and the Trust Governing Board Directors in good faith in accordance with the advice of counsel, accountants, appraisers and other professionals retained by the Trust Governing Board Directors or the Litigation Trust. Without limiting the generality of the foregoing, the Litigation Trustee and the Trust Governing Board Directors may rely without independent investigation on copies

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of orders of the Bankruptcy Court reasonably believed by them to be genuine, and shall have no liability for actions taken in good faith in reliance thereon. None of the provisions of this Litigation Trust Agreement shall require the Litigation Trustee or the Trust Governing Board Directors to expend or risk their own funds or otherwise incur personal financial liability in the performance of any of their duties hereunder or in the exercise of any of their rights and powers. Each of the Litigation Trustee and the Trust Governing Board Directors may rely without inquiry upon writings delivered to it/him/her under the Plan which it/he/she reasonably believes in good faith to be genuine and to have been given by a proper Person. Notwithstanding the foregoing, nothing in this Section 7.1 shall relieve the Litigation Trustee or the Trust Governing Board Directors from any liability for any actions or omissions arising out of their gross negligence, willful misconduct, breach of fiduciary duty or knowing violation of law.

          7.2 Indemnification of the Litigation Trustee and Trust Governing Board.

                    (a) To the fullest extent permitted by law, the Litigation Trust, to the extent of its assets legally available for that purpose, will indemnify and hold harmless the Litigation Trustee and the Trust Governing Board and each of their respective directors, members, shareholders, partners, officers, agents, professionals or employees (collectively, the “Indemnified Persons”) from and against any and all loss, cost, damage, expense (including, without limitation, fees and expenses of attorneys and other advisors and any court costs incurred by any Indemnified Person) or liability by reason of anything any Indemnified Person did, does or refrains from doing for the business or affairs of the Litigation Trust, except to the extent that it is finally judicially determined by a court of competent jurisdiction that the loss, cost, damage, expense or liability resulted primarily from the Indemnified Person’s gross negligence, willful misconduct, breach of fiduciary duty or knowing violation of law. To the extent reasonable, the Litigation Trust will pay in advance or reimburse reasonable expenses (including advancing reasonable costs of defense) incurred by the Indemnified Person who is or is threatened to be named or made a defendant or a respondent in a proceeding concerning the affairs of the Litigation Trust.

                    (b) The Litigation Trust, with the approval of all the Litigation Trust Beneficiaries, may indemnify any of the Indemnified Persons for any loss, cost, damage, expense or liability for which the Indemnified Persons would not be entitled to mandatory indemnification under this Section 7.2.

                    (c) Any Indemnified Person may waive the benefits of indemnification under this Section 7.2, but only by an instrument in writing executed by such Indemnified Person.

                    (d) The rights to indemnification under this Section 7.2 are not exclusive of other rights which any Indemnified Person may otherwise have at law or in equity, including without limitation common law rights to indemnification or contribution. Nothing in this Section 7.2 will affect the rights or obligations of any Person (or the limitations on those rights or obligations) under any other agreement or instrument to which that Person is a party.

          7.3 Litigation Trust Liabilities. All liabilities of the Litigation Trust, including without limitation indemnity obligations under Section 7.1 or 7.2 of this Litigation Trust Agreement, will be liabilities of the Litigation Trust as an entity, and will be paid or satisfied

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from Litigation Trust Assets in accordance with the Litigation Distribution Schedule as Litigation Claims Costs. No liability of the Litigation Trust will be payable in whole or in part by any Litigation Trust Beneficiary in its/his/her capacity as a Litigation Trust Beneficiary, by the Litigation Trustee in its/his/her capacity as Litigation Trustee, by any Trust Governing Board Director in its/his/her capacity as Trust Governing Board Director or by any member, partner, shareholder, director, officer, professional, employees, agent, affiliate or advisor of any Litigation Trust Beneficiary, any Trust Governing Board Director, the Litigation Trustee or their respective affiliates.

ARTICLE VIII
TAX MATTERS

          8.1 Litigation Trust Assets Treated as Owned by Creditors. For all U.S. federal income tax purposes, all parties (including, without limitation, the Debtors, Reorganized Greektown, the Litigation Trustee and the holders of Allowed General Unsecured Claims and Allowed Bond Claims) shall treat the transfer of the Litigation Trust Assets to the Litigation Trust including any amounts or other assets subsequently transferred to the Litigation Trust (but only at such time as actually transferred) for the benefit of the holders of Allowed General Unsecured Claims and Allowed Bond Claims, whether Allowed on or after the Effective Date, and such other beneficiaries as described in the Litigation Distribution Schedule as (i) a transfer of the Litigation Trust Assets, for all purposes of the Internal Revenue Code of 1986, as amended (including sections 61(a)(12), 483, 1001, 1012, and 1274), directly to the Litigation Trust Beneficiaries, followed by (ii) the transfer by such persons to the Litigation Trust of such Litigation Trust Assets in exchange for beneficial interests in the Litigation Trust. Accordingly, subject to Section 8.2(c) of this Litigation Trust Agreement, the holders of Allowed General Unsecured Claims and Allowed Bond Claims, whether Allowed on or after the Effective Date, and such other beneficiaries as described in the Litigation Distribution Schedule shall be treated for U.S. federal income tax purposes as the grantors and owners of their respective shares of the applicable Litigation Trust Assets.

          8.2 Tax Reporting.

                    (a) Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the issuance of applicable Treasury Regulations, the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee so requests one, or the receipt of an adverse determination by the IRS upon audit if not contested by the Litigation Trustee), all parties shall treat the Litigation Trust as a “liquidating trust” in accordance with Treasury Regulation section 301.7701-4(d), of which the Litigation Trust Beneficiaries are the grantors and beneficiaries. In the event an alternative treatment of the Litigation Trust is required for federal income tax purposes, the Litigation Trustee shall promptly notify in writing (or by comparable means) all holders of beneficial interests in the Litigation Trust, and anyone who subsequently becomes a holder, of such alternative treatment. The Litigation Trustee shall file returns for the Litigation Trust as a grantor trust pursuant to Treasury Regulation section 1.671-4(a) and in accordance with this Section 8.2. The Litigation Trustee also shall send annually to each record holder of a beneficial interest in the Litigation Trust a separate statement setting forth such holder’s share of items of income, gain, loss, deduction, or

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credit and shall instruct all such holders to report such items on their federal income tax returns or to forward the appropriate information to the beneficial holders with instructions to report such items on their federal income tax returns. The Litigation Trustee shall also file (or cause to be filed) any other statements, returns, or disclosures relating to the Litigation Trust that are required by any governmental unit. Subject to Section 8.2(c) below, (i) the Litigation Trust’s taxable income, gain, loss, deduction or credit shall be allocated by reference to the manner in which an amount of Cash equal to such taxable income would be distributed (without regard to any restrictions on distribution described in the Plan) if, immediately prior to the deemed distribution, the Litigation Trust had distributed all of its other assets (valued at their tax book value) in accordance with the provisions of the Plan and the Litigation Trust Agreement, up to the tax book value of the Litigation Trust Assets treated as contributed by the holders of Allowed General Unsecured Claims and Allowed Bond Claims, whether Allowed on or after the Effective Date, and such other beneficiaries as described in the Litigation Distribution Schedule, adjusted for prior taxable income and loss, and taking into account all prior and concurrent distributions from the Litigation Trust; (ii) the Litigation Trust’s taxable loss shall be allocated by reference to the manner in which an economic loss would be borne immediately after a liquidating distribution of the remaining assets of the Litigation Trust; and (iii) each holder’s relative share of each tax item shall be the same as the holder’s relative share of every other tax item.

                    (b) As soon as possible after the Effective Date, the Litigation Trustee, in reliance upon such professionals as the Litigation Trustee may retain, and after consultation with the Put Parties shall make a good faith valuation of the value of the Litigation Trust Assets. Such valuation shall be made available from time to time, to the extent relevant as reasonably determined by the Litigation Trustee in reliance on his/her professionals, and used consistently by all parties (including, without limitation, the Litigation Trustee, and the Litigation Trust Beneficiaries) for all purposes, including federal income tax purposes.

                    (c) Subject to definitive guidance from the IRS or a court of competent jurisdiction to the contrary (including the receipt by the Litigation Trustee of a private letter ruling if the Litigation Trustee requests one, or the receipt of an adverse determination by the IRS upon an audit if not contested by the Litigation Trustee), the Litigation Trustee shall (i) make an election pursuant to Treasury Regulation section 1.468B-9 to treat the LT Disputed Claims Reserve as a “disputed ownership fund” within the meaning of that section; (ii) treat as taxable income or loss of the LT Disputed Claims Reserve, with respect to any given taxable year, the portion of the taxable income or loss of the Litigation Trust that would have been allocated to the holders of Disputed General Unsecured Claims had such Claims been Allowed on the Effective Date (but only for the portion of the taxable year with respect to which such Claims are unresolved), (iii) treat as a distribution from the LT Disputed Claims Reserve any assets previously allocated to or retained on account of Disputed General Unsecured Claims as and when, and to the extent, such claims are subsequently resolved (following which time such assets shall no longer be held in the LT Disputed Claims Reserve), and (iv) to the extent permitted by applicable law, report consistent with the foregoing for state and local income tax purposes (including making any appropriate elections). The holders of Allowed General Unsecured Claims and Allowed Bond Claims, whether Allowed on or after the Effective Date, and such other beneficiaries as described in the Litigation Distribution Schedule shall report, for tax purposes, consistent with the foregoing.

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                    (d) The Litigation Trustee shall be responsible for payments, out of the Litigation Trust Assets, of any taxes imposed on the Litigation Trust or the Litigation Trust Assets, including the LT Disputed Claims Reserve.

                    (e) The Litigation Trustee may request an expedited determination of taxes of the Litigation Trust, including the LT Disputed Claims Reserve, under section 505(b) of the Bankruptcy Code, for all returns filed for, or on behalf of, the Litigation Trust for all taxable periods through the dissolution of the Litigation Trust (including the LT Disputed Claims Reserve).

                    (f) The Litigation Trustee may withhold distributions, or may withhold tax from distributions, to any Litigation Trust Beneficiary until such Litigation Trust Beneficiary provides a valid U.S. taxpayer identification number, or a valid certification of foreign status, for tax reporting purposes.

          8.3 Each holder of Allowed General Unsecured Claims, whether allowed on or after the Effective Date, and each other beneficiary as described in the Litigation Distribution Schedule, acting in a non-fiduciary capacity, and without the consent or approval of any Person acting in a fiduciary capacity, may, prior to the dissolution of the Litigation Trust, re-acquire the portion of the Litigation Trust equal to his, her or its respective share of the applicable Litigation Trust Assets by substituting other property of equivalent value.

ARTICLE IX
TERMINATION OF LITIGATION TRUST

          9.1 Termination of Litigation Trust. The Litigation Trustee, the Trust Governing Board and the Litigation Trust shall be discharged or dissolved, as the case may be, at such time as (i) the Litigation Trustee determines that the pursuit of additional Unsettled Bond Avoidance Action Claims is not likely to yield sufficient additional Litigation Claims Proceeds to justify further pursuit of such claims and (ii) all distributions of Litigation Claims Proceeds required to be made by the Litigation Trustee under the Plan have been made, but in no event shall the Litigation Trust be dissolved later than five (5) years from the Effective Date unless the Bankruptcy Court, upon motion made within the six (6) month period prior to such fifth (5th) anniversary (and, in the event for further extension, at least six (6) months prior to the end of the preceding extension), determines that a fixed period extension (not to exceed three (3) years, together with any prior extensions, without a favorable letter ruling from the IRS that any further extension would not adversely affect the status of the Litigation Trust as a liquidating trust for federal income tax purposes) is necessary to facilitate or complete the recovery on and liquidation of the Litigation Trust Assets. Upon dissolution of the Litigation Trust, any remaining Litigation Trust Assets shall be distributed in accordance with the Litigation Trust Agreement (which shall include the Litigation Distribution Schedule).

ARTICLE X
AMENDMENT AND WAIVER

          10.1 Amendment and Waiver. Any substantive provision of this Litigation Trust Agreement may be amended or waived by the Litigation Trustee, upon notice and unanimous

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approval by the Trust Governing Board and approval of the Bankruptcy Court after proper notice, including to Reorganized Greektown. Technical amendments to this Litigation Trust Agreement may be made, as necessary to clarify this Litigation Trust Agreement or enable the Litigation Trustee to effectuate the terms of this Litigation Trust Agreement, by the Litigation Trustee with approval by a majority of the Trust Governing Board; provided, however, that all amendments of this Litigation Trust Agreement shall be consistent with the purpose and intention of the Litigation Trust to liquidate in an expeditious but orderly manner the Liquidation Trust Assets in accordance with Treasury Regulation section 301.7701-4(d) and Section 2.5 hereof.

ARTICLE XI
MISCELLANEOUS PROVISIONS

          11.1 Intention of Parties to Establish Litigation Trust. This Litigation Trust Agreement is intended to create for federal income tax purposes a “liquidating trust” that satisfies the requirements of Revenue Procedure 94-45 and, to the extent provided by law, shall be governed and construed in all respects as such a liquidating trust. Notwithstanding anything to the contrary contained herein, any ambiguity herein shall be construed consistent herewith and, if necessary, this Litigation Trust Agreement may be amended to comply with such federal income tax laws, which amendments may apply retroactively.

          11.2 Effectiveness. This Litigation Trust Agreement shall become effective on the Effective Date.

          11.3 Counterparts. This Litigation Trust Agreement may be executed in two or more counterparts, all of which shall be taken together to constitute one and the same instrument.

          11.4 Governing Law. Except to the extent the Bankruptcy Code or Federal Rules of Bankruptcy Procedure are applicable, this Litigation Trust Agreement shall be governed by, and construed and enforced in accordance with, the federal laws of the United States and, to the extent there is no applicable federal law, the domestic laws of the state of Michigan, without giving effect to the principles of conflicts of law thereof.

          11.5 Headings. Sections, subheadings and other headings used in this Litigation Trust Agreement are for convenience only and shall not affect the construction or interpretation of this Litigation Trust Agreement or any provision thereof.

          11.6 Severability. If any provision of this Litigation Trust Agreement or the application thereof to any Person or circumstance shall be finally determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Litigation Trust Agreement, or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and such provisions of this Litigation Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

          11.7 Notices. All notices, requests or other communications, required or permitted to be made in accordance with this Litigation Trust Agreement including any change of address of any Litigation Trust Beneficiary for the purposes of receiving distributions from the Litigation

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Trust shall be in writing and shall be delivered personally or by first class or express mail, return receipt requested. Notices should be mailed to:

                    (a) If to the Litigation Trust or the Litigation Trustee:

[INSERT TRUSTEE]

If to the Trust Governing Board:

[INSERT PARTIES]

and to such persons as the Reorganized Debtors may designate from time to time.

                    (b) If to a holder of a Litigation Trust Interest: To the name and address set forth on the registry maintained by the Litigation Trustee.

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          IN WITNESS WHEREOF, the parties hereto have either executed and acknowledged this Litigation Trust Agreement, or caused it to be executed and acknowledged on their behalf by their duly authorized officers all as of the date first above written.

[GREEKTOWN HOLDINGS, L.L.C.]

By:

Name:
Title:

[GREEKTOWN CASINO, L.L.C.]

By:

Name:
Title:

[CONTRACT BULDERS CORPORATION]

By:

Name:
Title:

[GREEKTOWN HOLDINGS II, INC.]

By:

Name:
Title:

[REALTY EQUITY COMPANY, INC.]

By:

Name:
Title:

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[TRAPPERS GC PARTNER, LLC]

By:

Name:
Title:

[INSERT NAME], LITIGATION TRUSTEE OF THE LITIGATION TRUST ESTABLISHED UNDER THE LITIGATION TRUST AGREEMENT DATED __________, 200[10] PURSUANT TO THE FIRST AMENDED JOINT PLANS OF REORGANIZATION FOR THE DEBTORS PROPOSED BY NOTEHOLDER PLAN PROPONENTS INCLUDING OFFICIAL COMMITTEE OF UNSECURED CREDITORS AND INDENTURE TRUSTEE DATED NOVEMBER 20, 2009

[INSERT NAME], as Litigation Trustee